SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2014, XPO Logistics, Inc., a Delaware corporation (“XPO”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with New Breed Holding Company, a Delaware corporation (“New Breed”), Nexus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of XPO (“Merger Sub”), and NB Representative, LLC, solely in its capacity as the representative for New Breed’s stockholders. Pursuant to the terms of Merger Agreement, Merger Subsidiary will be merged with and into New Breed (the “Merger”), with New Breed continuing as the surviving corporation and an indirect wholly owned subsidiary of XPO. The Merger Agreement provides that XPO will pay an aggregate consideration of approximately $615 million in cash to acquire New Breed on a cash-free, debt-free basis, assuming an agreed-upon working capital balance as of the closing of the Merger.

The completion of the Merger is subject to customary closing conditions, including the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. XPO’s and Merger Sub’s obligations to consummate the Merger are not subject to any condition related to the availability of financing.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about New Breed or XPO. In particular, the representations, warranties and covenants contained in the Merger Agreement (1) were made only for purposes of that agreement and as of specific dates, (2) were solely for the benefit of the parties to the Merger Agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by XPO. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about XPO that is included in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the execution of the Merger Agreement, XPO and Louis DeJoy, Chief Executive Officer of New Breed, have entered into a subscription agreement (the “Subscription Agreement”) pursuant to which Mr. DeJoy has agreed to purchase $30 million of XPO common stock at a per share purchase price in cash equal to the closing price of XPO’s common stock on the New York Stock Exchange on the trading day immediately preceding the closing date of the Merger. The Subscription Agreement will terminate automatically if the Merger Agreement is terminated.

The XPO common stock to be issued under the Subscription Agreement will be issued pursuant to Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, and Regulation D promulgated by the U.S. Securities and Exchange Commission thereunder.

Item 8.01 Other Events

In connection with the execution of the Merger Agreement, XPO and New Breed have entered into an amended and restated employment agreement with Louis DeJoy, who is expected to continue as Chief Executive Officer of New Breed. The amended and restated employment agreement will be effective conditioned upon the effective time of the Merger and provide for the terms of Mr. DeJoy’s continued employment with New Breed and XPO following the completion of the Merger.

On July 29, 2014, XPO issued a press release announcing the execution of the Merger Agreement and XPO’s acquisition on July 29, 2014 of all of the ownership interests of Simply Logistics Inc. dba Atlantic Central Logistics (“ACL”), a non-asset based provider of last mile logistics with 14 East Coast locations. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Also, on July 29, 2014, in connection with the Merger Agreement, XPO entered into a commitment letter (the “Commitment Letter”) with Credit Suisse Securities (USA) LLC and Credit Suisse AG, Morgan Stanley Senior Funding, Inc., Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc. and Citigroup Global Markets, Inc. (collectively, the “Commitment Parties”). The Commitment Letter provides that, subject to the conditions set forth therein, the Commitment Parties will commit to provide a $430 million first lien term loan credit facility and a $215 million second lien term loan credit facility to a wholly owned subsidiary of the Company, and the proceeds of each facility may solely be used (a) to repay existing indebtedness of New Breed, (b) to pay the consideration for the acquisition of New Breed and (c) to pay related transaction costs. The commitment is subject to various conditions, including (i) the absence of a material adverse effect having occurred with respect to XPO and its subsidiaries, (ii) the execution of satisfactory definitive documentation and (iii) other customary closing conditions. Any permanent debt or equity financing obtained by the Company on or prior to the closing of the Merger will reduce the amount of the commitment. Under the terms of the Commitment Letter, the Company will not be an obligor on the facilities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

2.1	Agreement and Plan of Merger, dated as of July 29, 2014, by and among New Breed Holding Company, XPO Logistics, Inc., Nexus Merger Sub, Inc. and NB Representative, LLC, in its capacity as the Representative†

99.1	XPO Logistics, Inc. Press Release, dated July 29, 2014

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. XPO hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisition of New Breed and ACL, including the expected impact on XPO’s results of operations; the ability to obtain the requisite regulatory approvals and the satisfaction of other conditions to consummation of the transaction; the expected closing date for the acquisition of New Breed; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of New Breed’s and ACL’s management teams; litigation, including litigation related to misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s network of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate New Breed, ACL and other acquired businesses and realize anticipated synergies and cost savings; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO’s businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS INC.

Date: July 30, 2014	/s/ Gordon E. Devens
Gordon E. Devens Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description of Document

2.1	Agreement and Plan of Merger, dated as of July 29, 2014, by and among New Breed Holding Company, XPO Logistics, Inc., Nexus Merger Sub, Inc. and NB Representative, LLC, in its capacity as the Representative†

99.1	XPO Logistics, Inc. Press Release, dated July 29, 2014

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. XPO hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.